Exhibit 99.3

NEWS RELEASE
FOR IMMEDIATE RELEASE

SINOBIOMED INC. - CORRECTIVE NEWS RELEASE FOR WEBSITE OF BLUE BLOOD BIOTECH CORP.

Shanghai, China - April 17 2007 - SinoBiomed Inc. (the “Company”) (OTCBB: SOBM). Further to the news release of April 16, 2007, the Company would like to make the following correction: The website address for Blue Blood Biotech Corp. was incorrectly stated and the proper website should be www.blueblood.com.tw.

ABOUT SINOBIOMED INC.

SionBiomed’s Shanghai Wanxing Bio-pharmaceuticals is a leading Chinese developer of genetically engineered recombinant protein drugs and vaccines. Based in Shanghai, Shanghai, Wanxing currently has 10 products approved or in development: two on the market, one recently received approval, four in clinical trials and three in research and development. Shanghai Wanxing’s products respond to a wide range of diseases and conditions, including malaria, hepatitis, surgical bleeding, cancer, rheumatoid arthritis, diabetic ulcers and burns, and blood cell regeneration. Shanghai Wanxing also has proven expertise in recombinant protein manufacturing technology and a patented low-cost, high-yield production process to enhance bioactivity and guarantee the highest levels or purity. (www.sinobiomed.com)

FORWARD LOOKING STATEMENTS This news release may include "forward-looking statements" regarding Sinobiomed Inc., and its subsidiaries, business and project plans. Such forward looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where SinoBiomed Inc. expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. SinoBiomed Inc. does not undertake any obligation to update any forward-looking statement, except as required under applicable law.

Contact:

SinoBiomed Investor Relations
Toll Free: 1-866-588-0829
Email: info@sinobiomed.com